UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 817-9012

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported in a Form 8-K filed on September 27, 2022 (the “Prior 8-K”), E La Carte, Inc. (dba Presto) (“Legacy Presto”), Ventoux CCM Acquisition Corp. (the “Company” or “Ventoux”), Ventoux Merger Sub I Inc. and Ventoux Merger Sub II LLC consummated a merger (the “Business Combination”), as a result of which the Company acquired Legacy Presto and changed its name to Presto Automation Inc. Upon the consummation of the Business Combination, each share of Legacy Presto common stock then issued and outstanding was canceled and converted into the right to receive shares of common stock of the Company, each holder of Legacy Presto common stock acquired the right to receive a number of shares of common stock of the Company if certain price-based vesting conditions are met following the closing of the Business Combination (the “Contingent Consideration”), each outstanding option to purchase shares of Legacy Presto common stock was assumed by the Company and converted into (i) an option to purchase shares of common stock of the Company and (ii) the right to receive certain Contingent Consideration, if any, and each outstanding restricted stock unit of Legacy Presto was assumed by the Company and converted into (i) a restricted stock unit to acquire common stock of the Company and (ii) the right to receive certain Contingent Consideration, if any.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under this method of accounting, Ventoux was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Presto issuing stock for the net assets of Ventoux, accompanied by a recapitalization.

Pursuant to U.S. GAAP, the Company retroactively applied the recapitalization to Legacy Presto’s equity structure, including the consolidated statements of stockholders’ deficit for the years ended June 30, 2022 and 2021, the components within total stockholders’ deficit within Legacy Presto’s consolidated balance sheets as of June 30, 2022 and 2021 and to the net loss per share and weighted average outstanding shares basic and diluted within the consolidated statement of operations and comprehensive loss, for the years ended June 30, 2022 and 2021. Further, Legacy Presto has retroactively applied the recapitalization to certain notes to the consolidated financial statements, as indicated.

Accordingly, the Company is re-issuing in an updated format the historical financial statements of Legacy Presto included in Item 9.01(a) of the Prior 8-K for the years ended June 30, 2022 and 2021. The information provided in this Current Report on Form 8-K should be read in conjunction with the other portions of the Prior 8-K and the Company’s filings on Form 10-Q and Form 8-K made subsequent to the filing of the Prior 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Historical audited financial statements of Legacy Presto as of and for the years ended June 30, 2022 and 2021 and the related notes thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

By:	/s/ Ashish Gupta
	Name:	Ashish Gupta
	Title:	Chief Financial Officer

Dated: December 16, 2022

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